UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2008 (December 22, 2008)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments.

On December 22, 2008, Alcoa Inc. (“Alcoa”) issued a press release announcing an agreement with Orkla ASA (“Orkla”) under which Alcoa and Orkla will exchange their stakes in a Norwegian smelting partnership and a Swedish extrusion joint venture in order to focus on their respective areas of expertise and best practices. Alcoa will receive Orkla’s 50 percent stake in Elkem Aluminium ANS while Orkla will receive Alcoa’s 45 percent stake in the $3.7 billion SAPA extrusion profiles business.

Alcoa expects to record an impairment charge in the fourth quarter of 2008 related to the exchange of its interest in the extrusion joint venture and is working with its advisors to determine the details.

A copy of Alcoa’s press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 8.01	Other Events.

The information set forth in Item 2.06 is hereby incorporated by reference in this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this report:

99	Alcoa Inc. press release dated December 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Tony R. Thene
Name:	Tony R. Thene
Title:	Vice President and Controller

Date: December 23, 2008

EXHIBIT INDEX

Exhibit No.	Description
99	Alcoa Inc. press release dated December 22, 2008.

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